EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 27, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 57.

 /s/ Kathryn A. McElroy

 Kathryn A. McElroy, Esq.

July 26, 2012

Boston, Massachusetts